Exhibit 4(a)(8)

JPMORGAN CHASE FINANCIAL COMPANY LLC,
as Issuer

JPMORGAN CHASE & CO.,
as Guarantor

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

Warrant Indenture

dated as of [ ]

CROSS REFERENCE SHEET*

Provisions of Trust Indenture Act of 1939 and Indenture dated as of [ ] among JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer, JPMORGAN CHASE & CO., as Guarantor, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.09
310(a)(3) and (4)	Inapplicable
310(b)	6.08 and 6.10(a), 6.10(b) and 6.10(c)
312(a)	4.01 and 4.02(a)
312(b)	4.02(b)
312(c)	4.02(c)
313(a)	4.04
313(b)(1)	Inapplicable
313(b)(2)	Inapplicable
313(c)	4.04
313(d)	4.04
314(a)	3.05 and 4.03
314(b)	Inapplicable
314(c)(1) and (2)	11.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.05
314(f)	Inapplicable
315(a), (c) and (d)	6.01
315(b)	5.11
315(e)	5.12
316(a)(1)	5.09
316(a)(2)	Not required
316(a) (last sentence)	7.04
316(b)	5.07
317(a)	5.02
317(b)	3.04(a) and 3.04(b)
318(a)	11.07

* This Cross Reference Sheet is not part of the Indenture.

TABLE OF CONTENTS

i

THIS WARRANT INDENTURE, dated as of [ ] among JPMORGAN CHASE FINANCIAL COMPANY LLC, a Delaware limited liability company (the “Issuer”), JPMORGAN CHASE & CO., a Delaware corporation (the “Guarantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the “Trustee”),

WITNESSETH :

WHEREAS, the Issuer has duly authorized the issue from time to time of its Warrants, as hereinafter defined, to be issued in one or more series (herein sometimes called the “Securities”) up to such quantity or quantities as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Guarantor has duly authorized the guarantee of the Securities and the execution and delivery of this Indenture as guarantor of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms, have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

Article 1
Definitions

Section 1.01 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Attorney-in-Fact” means (a) with respect to the Issuer, a Person who has been duly appointed as an attorney-in-fact by the Issuer and (b) with respect to the Guarantor, a Person who has been duly appointed as an attorney-in-fact by the Guarantor.

“Authenticating Agent” shall have the meaning set forth in Section 6.13.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, the United Kingdom or in Luxembourg, as applicable.

“Board” means, (a) with respect to the Issuer, the board of managers of the Issuer or any committee of such board duly authorized to act for such board or any officer, manager or Attorney-in-Fact of the Issuer to whom such board or such committee shall have delegated its authority and (b) with respect to the Guarantor, the board of directors of the Guarantor or any committee of such board duly authorized to act for such board or any officer, director or Attorney-in-Fact of the Guarantor to whom such board or such committee shall have delegated its authority.

“Board Resolution” means, (a) with respect to the Issuer, a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee and (b) with respect to the Guarantor, a copy of a resolution certified by the secretary or an assistant secretary of the Guarantor to have been duly adopted by the Board of the Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, unless otherwise specified pursuant to Section 2.03, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such

Security, is not a day on which banking institutions are authorized or required by law or regulation to close or a day on which transactions in the currency in which the Securities are payable are not conducted.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, as of the date hereof, located at Deutsche Bank Trust Company Americas, Trust & Agency Services, 60 Wall Street, 16th Floor, MS: NYC60-1630, New York, New York 10005, Attn: Corporates Team Deal Manager – JPMorgan Chase Financial Company LLC, Fax: 732-578-4635 (with copies of all notices sent to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, Trust & Agency Services, 100 Plaza One, MS: JCY03-0699, Jersey City, NJ 07311, Attn: Corporates Team Deal Manager – JPMorgan Chase Financial Company LLC, Fax: 732-578-4635).

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” means any event or condition specified as such in Section 5.01.

“exercise,” when used with respect to any Security, means the right of the Holder to exercise such Security, or the automatic or deemed exercise of such Security by the Holder, and to receive in exchange money (in Dollars or one or more other currencies, currency units or composite currencies as specified in accordance with Section 2.03) in accordance with such terms as may hereafter be specified for such Security as contemplated by Section 2.03, and these words are not intended to refer to any right of the Holder or the Issuer to exchange such Security for other Securities of the same series and like tenor pursuant to Section

2.08, 2.09, 2.11 or 8.05 or another similar provision of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be exercised mean such terms as may be specified for such Security as contemplated in Section 2.03.

“expiration date,” when used with respect to Securities of any series, means the date on which the right to exercise the Securities of such series shall expire.

“Foreign Currency” means a currency issued by the government of a country other than the United States (or any currency unit composed of any such currencies).

“Guarantee” means the guarantee of the Securities by the Guarantor pursuant to this Indenture.

“Guarantor” means JPMorgan Chase & Co., or any successor obligor pursuant to Article 9, in each case unless and until the Guarantor is released from the Guarantee pursuant to this Indenture.

“Holder”, “holder of Securities”, “Securityholder” or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the bearer of such Security.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Issuer” means JPMorgan Chase Financial Company LLC, a Delaware limited liability company, and, subject to Article 9, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any one of the following: the president, the treasurer, a managing director, an executive director, a vice president or any Attorney-in-Fact of the Issuer.

“Judgment Currency” shall have the meaning set forth in Section 11.11.

“Officer’s Certificate” means (a) with respect to the Issuer, a certificate delivered to the Trustee and signed by the president, the treasurer, a managing director, an executive director, a vice president (whether or not designated by a number or a word or words added before or after the title “vice president”) or any other officer of the Issuer designated pursuant to authority of the Board or any

Attorney-in-Fact of the Issuer (with respect to the Issuer, the “Officers”) and (b) with respect to the Guarantor, a certificate delivered to the Trustee and signed by the chairman of the Board, a vice chairman, the president, the chief financial officer, a vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), a managing director, the controller, an assistant controller, the secretary, an assistant secretary or any other officer of the Guarantor designated pursuant to authority of the Board or any Attorney-in-Fact of the Guarantor (with respect to the Guarantor, the “Officers”). Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.05.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or the Guarantor and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.05.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)  Securities, or portions thereof, for the payment or redemption of which monies or U.S. Government Obligations (as provided for in Section 10.01) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer or the Guarantor) or shall have been set aside, segregated and held in trust by the Issuer or the Guarantor for the holders of such Securities (if the Issuer or the Guarantor, as applicable, shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the expiration thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)  Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer or the Guarantor, or both).

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the stated expiration or expirations thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Notice Period” shall have the meaning set forth in Section 12.02.

“Reference Asset” shall mean one or more securities, currencies, currency units, composite currencies or one or more baskets, indices or other combinations of any of the foregoing as specified in accordance with Section 2.03.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Registrar” means any Person appointed by the Issuer and the Guarantor as registrar for the Securities.

“Required Currency” shall have the meaning set forth in Section 11.11.

“Responsible Officer” when used with respect to the Trustee means any managing director, any director, any vice president, any assistant vice president, any associate or any other officer or assistant officer of the Trustee with direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Successor Person” shall have the meaning set forth in Section 9.03.

“Trust Indenture Act of 1939” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was originally executed, except as provided in Sections 8.01 and 8.02 and except that in the event the Trust

Indenture Act of 1939 is amended after such date, “Trust Indenture Act of 1939” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee.

“Unregistered Security” means any Security other than a Registered Security.

“U.S. Government Obligations” shall have the meaning set forth in Section 10.01.

“U.S. Person” means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“vice president” when used with respect to a Person, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”

“Warrants” means warrants, issued by the Issuer and authenticated and delivered under this Indenture, entitling the Holder thereof to receive from the Issuer, upon exercise, money (payable in Dollars or one or more currencies or currency units or composite currencies specified in accordance with Section 2.03), if any, whose cash value is determined by reference to or is linked to the performance, level or value of, one or more Reference Assets.

Article 2
Securities

Section 2.01 Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions of the Issuer (as set forth in a Board Resolution of the Issuer or, to the extent established pursuant to rather than set forth in a Board Resolution of the Issuer, an Officer’s Certificate of the Issuer detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.”

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication to be borne by the Securities of each such series shall be substantially as follows:

“This is one of the Securities referred to in the within-mentioned Indenture.”

as Authenticating Agent

By:
Authorized Officer

Section 2.03 Quantity Unlimited; Issuable in Series. The aggregate number of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities are unsecured contractual obligations of the Issuer and may be issued in one or more series, and each such series shall rank equally and pari passu with all other unsecured contractual obligations and all other unsecured and unsubordinated debt of the Issuer. There shall be established in or pursuant to one or more Board Resolutions of the Issuer (and to the extent established pursuant to rather than set forth in a Board Resolution of the Issuer, in an Officer’s Certificate of the Issuer detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

(1)  the designation of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2)  any limit upon the aggregate number of Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11, 8.05 or 12.03);

(3)  the amount of money receivable by or on behalf of the Holder upon exercise of the Securities of the series (or the method for determining the same);

(4)  if the amounts payable under the Securities of the series may be determined by reference to one or more Reference Assets, any such Reference Assets and the manner in which such amounts shall be determined;

(5)  if other than Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Foreign Currency);

(6)  the minimum number, if any, of Securities that may be exercised by the Holder at any one time;

(7)  any limit on the number of Securities that may be exercised by all Holders on any Business Day or by any particular Holder on any Business Day;

(8)  the exercise price, if any, payable by the Holder upon exercise of Securities of the series;

(9)  the terms and conditions upon which the Securities of the Series may be exercised, including the date or dates on which any right to exercise the Securities of the series shall commence and the expiration date of the series or, if the Securities of the series are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

(10)  the events or circumstances, if any, that will cause the Securities of the series to be deemed automatically exercised;

(11)  the place or places where the amounts payable under the Securities of the series shall be payable (if other than as provided in Section 3.02);

(12)  the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including Redemption Notice Period, upon which Securities of the series may be so redeemed;

(13)  the obligation, if any, of the Issuer to redeem or purchase Securities of the series pursuant to any mandatory redemption or analogous provision or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(14)  the denominations (i.e., the minimum number of Warrants) in which Securities of the series shall be issuable;

(15)  any trustees, depositaries, authenticating or paying agents, transfer agents or Registrars or any other agents with respect to the Securities of such series;

(16)  if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the amounts due on the Securities of such series shall be payable;

(17)  if the amounts payable under the Securities of such series are to be payable, at the election of the Issuer or a holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(18)  whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities, or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Unregistered Securities or Registered Securities and, if other than as provided in Section 2.08, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(19)  whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities in order to avoid the obligation to pay future additional amounts;

(20)  if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(21)  any addition to, elimination of or other change in the events of default or covenants with respect to the Securities of such series, including making events of default or covenants inapplicable or changing the remedies available to Holders of the Securities of such series upon an event of default or a failure by the Issuer or the Guarantor to perform a covenant; and

(22)  any other terms of the series, including provisions for payment by wire transfers if any, or modifications of the definition of Business Day (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution of the Issuer or Officer’s Certificate of the Issuer referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer’s Certificate or in any such indenture supplemental hereto.

Section 2.04 Authentication and Delivery of Securities. The Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The expiration date, original issue date and any other terms of the Securities of such series (including Redemption Notice Periods) shall be determined by or pursuant to such Issuer Order and procedures. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs (ii), (iii) and (iv) below only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 6.01) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i)  an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate number of Warrants not exceeding the aggregate number of Warrants established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) the expiration date or dates, original issue date or dates and any other terms of Securities of such series (including Redemption Notice Periods) shall be determined by an Issuer Order or pursuant to such procedures and (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing;

(ii)  any Board Resolution of the Issuer, Officer’s Certificate of the Issuer and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities were established;

(iii)  an Officer’s Certificate of the Issuer setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Section 2.01 and Section 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(iv)  at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

(A)  the forms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture; and

(B)  the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, or, in the case of Securities subject to a Periodic Offering, certain terms of the Securities have been established pursuant to a Board Resolution of the Issuer, an Officer’s Certificate of the Issuer or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture; and

(C)  the Guarantee has been duly authorized by the Guarantor; and

(D)  when the Securities have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, the Securities and the Guarantee will be valid and binding obligations of the Issuer and the Guarantor, respectively, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture.

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Trustee), who shall be counsel reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes he and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Issuer, the Guarantor and their subsidiaries and certificates of public officials.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate number of Warrants of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be either a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial regulatory authority as defined in Section 3(a)(52) of the Securities Exchange Act of 1934, including, without limitation, Euroclear Bank SA/NV and Clearstream Banking, S.A., Luxembourg.

Section 2.05 Execution of Securities. The Securities shall be signed on behalf of the Issuer by the president, the treasurer, a managing director, an executive director, a vice president or any Attorney-in-Fact of the Issuer. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.06 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07 Denomination and Date of Securities. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in such denominations as shall be specified as contemplated by Section 2.03. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine as evidenced by the execution and authentication thereof.

Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in the resolution or resolutions of the Board of the Issuer or the supplemental indenture referred to in Section 2.03.

Section 2.08 Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at an office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, or cause the registration of the transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series, expiration date and original issue date in authorized denominations for a like aggregate number of Warrants.

Unregistered Securities (except for any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series in other authorized denominations, in an equal aggregate number of Warrants, upon surrender of such Registered Securities to be exchanged at the office or agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and expiration date of any authorized denominations and of a like aggregate number of Warrants, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, expiration date and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series, expiration date and original issue date of other authorized denominations and of a like aggregate number of Warrants, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 or as specified pursuant to Section 2.03 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.03, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, (b) any Securities selected, called or being called for redemption in whole or in part, except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed and except that an Unregistered Security may be exchanged for a Registered Security of the same series if such Registered Security is immediately surrendered for redemption or (c) any Securities if the Holder thereof has exercised any right to require the Issuer to repurchase such Securities, in whole or in part, except, in the case of any Security to be repurchased in part, the portion thereof not so to be repurchased.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary eligible under Section 2.04 with respect to such Registered Securities. If a successor Depositary eligible under Section 2.04 for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate number of Warrants equal to the number of Warrants evidenced by the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Registered

Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate number of Warrants equal to the number of Warrants of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

If specified by the Issuer pursuant to Section 2.03 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)  to the Person specified by such Depositary a new Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate number of Warrants equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii)  to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the number of Warrants of the surrendered Registered Global Security and the aggregate number of Warrants of Registered Securities authenticated and delivered pursuant to clause 2.08(i) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer (and the Guarantee on such Securities shall be a valid obligation of the Guarantor), evidencing the same contractual obligation, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the terms of any series of Securities to the contrary, neither the Issuer nor the Trustee (which shall rely on an Officer’s Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse United States federal income tax consequences to the Issuer or the Guarantor under then applicable United States federal income tax laws.

In the event that upon any exercise of any Warrants, the number of Warrants exercised shall be less than the total number of Warrants evidenced by the relevant Security, there shall be issued to the Holder thereof or his assignee a new Security evidencing the number of Warrants of the same series and of like tenor not exercised, provided that a Holder shall not be permitted to exercise any Warrants if such exercise would result in a remaining number of Warrants evidenced by such Security that is less than the denominations of the Securities of the relevant series.

Section 2.09 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series, expiration date and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer, to the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has been exercised or is about to be exercised or has been called for redemption in full, as the case may be, shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, direct the Trustee to treat the same as if it had received the Security together with an irrevocable exercise notice in proper form in respect therefore (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer, to the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, exercise, retirement, redemption or registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the contractual obligation represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities, or as Unregistered Securities, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Registered Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary

Registered Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and in the case of Unregistered Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to Section 2.03, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate number of Warrants of definitive Securities of the same series having authorized denominations and, in the case of Unregistered Securities, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series unless otherwise established pursuant to Section 2.03. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.03 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).

Section 2.12 Calculation Agent Determinations. Except as otherwise specified as contemplated by Section 2.03, with respect to the Securities of each series, a calculation agent appointed by the Issuer shall make all necessary calculations and determinations in connection with the Securities of such series, including calculations and determinations relating to any payments on the Securities of such series. All determinations made by such calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuer, the Guarantor and the Holders of Securities of such series.

Article 3
Covenants of the Issuer and the Guarantor

Section 3.01 Payment of Money. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid, upon exercise by a Holder of Securities of the series, redemption or repurchase, in each case in accordance with the terms of such Securities, the money payable by the Issuer upon such exercise, redemption or repurchase with respect to each of the Securities of such series so exercised, redeemed or repurchased (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture.

Section 3.02 Offices for Payments, Etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in the Borough of Manhattan, The City of

New York, the following for each series: an office or agency (a) where the Registered Securities may be presented for exercise or payment and (b) where the Registered Securities may be presented for registration of transfer and for exchange as in this Indenture provided.

The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series may be presented and surrendered for exercise or payment. No payment on any Unregistered Security will be made upon presentation of such Unregistered Security at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Issuer or the Guarantor. Notwithstanding the foregoing, payments in Dollars on Unregistered Securities of any series which are payable in Dollars may be made at an agency of the Issuer maintained in the Borough of Manhattan, The City of New York if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer or the Guarantor in respect of the Securities of any series or this Indenture may be served.

The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

The Issuer or the Guarantor may from time to time designate one or more additional offices or agencies where the Securities of a series may be presented for exercise or payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer or the Guarantor, as the case may be, may from time to time rescind any such designation, as the Issuer or the Guarantor, as the case may be, may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer, or the Guarantor, as the case may be, will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04 Paying Agents. Whenever the Issuer or the Guarantor shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a)  that it will hold all sums received by it as such agent for the payment of the money due and payable on such series (whether such sums have been paid to it by the Issuer, the Guarantor or any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series or of the Trustee, and

(b)  that it will give the Trustee notice of any failure by the Issuer, the Guarantor or any other obligor on the Securities of such series to make any payment of the money due and payable on the Securities of such series when the same shall be due and payable.

The Issuer or the Guarantor will, on or prior to each payment date on the Securities of such series, deposit with the paying agent a sum or sums in the required currencies sufficient to pay the money becoming due, and (unless such paying agent is the Trustee) the Issuer or the Guarantor, as the case may be, will promptly notify the Trustee of any failure to take such action.

If the Issuer or the Guarantor shall act as its own paying agent with respect to the Securities of any series, it will, on or before each payment date on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay the money becoming due. The Issuer or the Guarantor, as the case may be, will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer or the Guarantor may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer, the Guarantor or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.

Section 3.05 Written Statement to Trustee. Each of the Issuer and the Guarantor will deliver to the Trustee on or before May 1 in each year (beginning with May 1, [ ]) a written statement, signed by one of its Officers (which need not comply with Section 11.05) pursuant to Section 314 of the Trust Indenture Act of 1939 stating that in the course of the performance of his or her duties as an Officer of the Issuer or the Guarantor, as the case may be, he or she would normally have knowledge of any default by the Issuer or the Guarantor, as the case may be, in the performance of any covenants contained in this Indenture, stating whether or not he or she has knowledge of any such default and, if so specifying each such default of which the signer has knowledge and the nature thereof.

Section 3.06 Luxembourg Publications. In the event of the publication of any notice pursuant to Section 5.11, 6.10(a), 6.11, 8.02, 10.04 or 12.02, the party making such publication in the Borough of Manhattan, The City of New York and London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officer’s Certificate of the Issuer or the Guarantor, as applicable, delivered to such party, make a similar publication in Luxembourg.

Article 4
Securityholders Lists and Reports by the Issuer, the Guarantor and the Trustee

Section 4.01 Issuer and Guarantor to Furnish Trustee Information as to Names and Addresses of Securityholders. The Guarantor covenants and agrees that it will cause the Issuer to furnish or cause to be furnished, and the Issuer covenants and agrees that it will furnish or cause to be furnished, to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939:

(a)  semiannually, no later than January 15 and July 15 in each year, and

(b)  at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer or the Guarantor, as applicable, of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Registrar for such series and all of the Securities of any series are Registered Securities, such list shall not be required to be furnished.

Section 4.02 Preservation and Disclosure of Securityholders Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section 4.01. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b)  The rights of Holders to communicate with other Holders with respect to the Indenture or the Securities are as provided by the Trust Indenture Act of 1939.

(c)  None of the Issuer, the Guarantor or the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act of 1939.

Section 4.03 Reports by the Issuer and Guarantor. The Issuer and Guarantor shall provide the Trustee and file with the Commission, and transmit to Holders, such information, documents and other reports as may be required by the Trust Indenture Act of 1939; provided that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be deemed filed with, and delivered to, the Trustee and transmitted to the Holders at the same time as filed with the Commission. Delivery of such reports, information and documents to the Trustee and transmission thereof to the Holders is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information or documents. The Trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

Section 4.04 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before January 15 in each year beginning January 15, [ ], as provided in Section 313(c) of the Trust Indenture Act of 1939, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto. The Issuer shall file a copy of each such report, at the time of such transmission, with each stock exchange upon which any Securities are listed and with the Commission in accordance with Section 313(d) of the Trust Indenture Act of 1939.

Article 5
Remedies of the Trustee and Securityholders on Event of Default

Section 5.01 Event of Default Defined. Except as may be otherwise provided pursuant to Section 2.03 for Securities of any series, “Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, except as provided in clause (e)):

(a)  default in the payment of all or any part of the money due on such Security (but not such a default in respect of any other Security of such series or any other series) as and when the same shall become due and payable either upon exercise, upon any redemption or otherwise; or

(b)  default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer and the Guarantor, by the Trustee or to the Issuer, the Guarantor and the Trustee by the holders of at least 25% in aggregate number of the Outstanding Warrants of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(c)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(d)  the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(e)  the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or the Guarantor denies or disaffirms its obligations under the Guarantee, provided that no Event of Default described in this clause (e) of Section 5.01 shall occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in any receivership of the Guarantor, or the commencement of any other applicable federal or state bankruptcy, insolvency, resolution or other similar law, or a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor; or

(f)  any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series.

Notwithstanding any other provision of this Indenture or of any Security, a failure by the Issuer to perform any obligation or otherwise observe any covenant in any Security or in this Indenture insofar as it applies to any Security shall not constitute a default unless all conditions precedent to the obligations of the Issuer to be satisfied by the Holder of such Security shall have been satisfied.

Notwithstanding any provision of this Indenture or any Security, however, neither the Trustee nor any Holder of a Security shall be entitled, whether by reason of a default or otherwise, to demand or accelerate the payment of any money by the Issuer in respect of such Security at any time before such payment is otherwise due in accordance with the terms of such Security.

Section 5.02 Collection of Amounts Due by Trustee; Trustee May Prove Contractual Obligation. The Issuer covenants that in case default shall be made in the payment of all or any part of the money due on any Security when the same shall have become due and payable, whether upon exercise of such Security or upon any redemption or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holder of such Security the whole amount that then shall have become due and payable on such Security; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or willful misconduct.

Notwithstanding any provision of this Indenture or any Security, however, neither the Trustee nor any Holder of a Security shall be entitled, whether by reason of a default or otherwise, to demand or accelerate the payment of any money by the Issuer in respect of such Security at any time before such payment is otherwise due in accordance with the terms of such Security.

Until such demand is made by the Trustee, the Issuer may pay the money due with respect to the Securities of any series to the registered holders, whether or not the money due with respect to the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the monies adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property, or in case of any other comparable judicial proceedings relative to the Issuer, or to the creditors or property of the Issuer, the Trustee, irrespective of whether the payment on the Securities of any series shall then be due and payable as therein expressed or upon exercise or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)  to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer, or to the creditors or property of the Issuer,

(b)  unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c)  to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct, and all other amounts due the Trustee and each predecessor Trustee pursuant to Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to exercise any remedy against the Issuer or the Guarantor as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in any receivership of the Guarantor, or the commencement of any other applicable federal or state bankruptcy, insolvency, resolution or other similar law, or a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 5.03 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of amounts due on the Securities, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced number of Warrants in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under this Indenture;

SECOND: In case payments on the Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such amount so due, without preference or priority of any Security of such series over any other Security of such series, ratably to the aggregate of such amount due; and

THIRD: To the payment of the remainder, if any, to the Issuer, the Guarantor or any other Person lawfully entitled thereto.

Section 5.04 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.05 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.06 Limitations on Suits by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate number of Warrants of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities of that or any other series, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series.

For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.07 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the money due with respect to such Security on or after the respective payment dates upon exercise or redemption expressed in such Security, to exercise such Security in accordance with its terms, or to institute suit for the enforcement of any such payment on or after such respective dates and such right to exercise, shall not be impaired or affected without the consent of such Holder.

Section 5.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 5.09 Control by Securityholders. The Holders of a majority in aggregate number of Warrants of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section

6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10 Waiver of Past Defaults. The Holders of a majority in aggregate number of Warrants of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 5.01 and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Guarantor, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.11 Trustee to Give Notice of Default, but May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee (i) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an

Event of Default); provided that, except in the case of default in the payment of the money due with respect to any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. In lieu of the provisions set forth in Section 315(e) of the Trust Indenture Act of 1939, all parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, the Guarantor or the Trustee, to any suit instituted by any Securityholder or group of Securityholders in any series holding in the aggregate more than 10% in aggregate number of Warrants of such series or to any suit instituted by any Securityholder for the enforcement of the payment of the money due with respect to any Security on or after the payment dates upon exercise or redemption expressed in such Security or to exercise any Security in accordance with its terms.

Article 6
Concerning the Trustee

Section 6.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that

(a)  prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

(i)  the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied duties or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, notices, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, notices, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of a majority of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

The provisions of this Section 6.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act of 1939.

Section 6.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 6.01:

(a)  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Issuer Order or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, warrant, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Issuer or the Guarantor, as applicable (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of the Issuer or the Guarantor may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer or the Guarantor, as applicable, to have been duly adopted by the Board of the Issuer or the Guarantor, as applicable, and to be in full force and effect on the date thereof;

(c)  the Trustee may consult with counsel of its choosing and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)  the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)  prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, warrant, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate number of Warrants of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; and

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(h)  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investments prior to its stated expiration or failure to provide timely written direction (if any).

(i)  The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge or the Trustee has received written notice thereof.

(j)  Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

(l)  In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) that delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

Section 6.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer or the Guarantor, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 6.04 Trustee and Agents May Hold Securities, Collections, Etc. The Trustee or any agent of the Issuer, the Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.08 and 6.13, if operative, may otherwise deal with the Issuer or the Guarantor and receive, collect, hold and retain collections from the Issuer or the Guarantor with the same rights it would have if it were not the Trustee or such agent.

Section 6.05 Monies Held by Trustee. Subject to the provisions of Section 10.04 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be under any liability for interest on any monies received by it hereunder except such as it may agree in writing with the Issuer or the Guarantor to pay thereon.

Section 6.06 Compensation and Indemnification of Trustee and Its Prior Claim. Each of the Issuer and the Guarantor, jointly and severally, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and each of the Issuer and the Guarantor, jointly and severally, covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct.

Each of the Issuer and the Guarantor, jointly and severally, also covenants to indemnify the Trustee and each predecessor Trustee and each of their respective officers, directors, employees, representatives and agents for, and to hold it harmless against, any loss, liability, claim, obligation or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer and the Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional contractual obligations hereunder. Such additional contractual obligation shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. The Issuer’s and the Guarantor’s obligations pursuant to this Section 6.06 shall survive the earlier termination of this Indenture or resignation or removal of the Trustee.

Section 6.07 Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate of the Issuer or the Guarantor, as applicable, delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08 Conflicting Interests. The following indentures are hereby specifically described for the purposes of excluding such indentures and this Indenture with respect to Securities of any other series from the operation of Section 310(b)(1) of the Trust Indenture Act of 1939: (i) the Indenture dated as of July 1, 1986, as amended or supplemented, between the Guarantor and the Trustee, (ii) the Indenture dated as of December 1, 1989 between the Guarantor and the Trustee (as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of March 29, 1996), (iii) the Indenture dated as of May 25, 2001, as amended or supplemented, between the Guarantor and the Trustee, (iv) the Indenture dated as of October 21, 2010, as amended or supplemented, between the Guarantor and the Trustee, (v) the Indenture dated as of February 19, 2016, as amended or supplemented, among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee and (vi) this Indenture with respect to the Securities of any other series, and there shall also be so excluded any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if (i) this Indenture, with respect to Securities of such series, and, if applicable, this Indenture with respect to such other series issued pursuant to this Indenture and such other indenture or indentures are wholly unsecured, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of such Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture with respect to Securities of such series and one or more other series, or the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture or such other indenture or indentures, or (ii) the Issuer shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indenture or indentures is not so likely to involve material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indentures.

Section 6.09 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

The provisions of this Section 6.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.

Section 6.10 Resignation And Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and the Guarantor and (i) if any Unregistered Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof (A) to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer and the Guarantor shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of their respective Boards, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after such notice of resignation, the resigning trustee, at the expense of the Issuer and Guarantor, may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)  In case at any time any of the following shall occur:

(i)  the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer, the Guarantor or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii)  the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer, the Guarantor or by any Securityholder; or

(iii)  the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer and the Guarantor may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of the Issuer and the Board of the Guarantor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)  Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer, the Guarantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer, the Guarantor or the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04, pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer and the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by any successor trustee as provided in this Section, the Issuer shall mail notice thereof (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg), and (b) if any Registered Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.12 Merger, Conversion, Consolidation or Succession of Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force of the certificate of the Trustee stated anywhere else in the Securities of such series or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 Appointment of Authenticating Agent. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer and the Guarantor an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (determined as provided in Section 6.09 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer and the Guarantor.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.13 with respect to one or more series of Securities, the Trustee shall upon receipt of an Issuer Order appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.04. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Each of the Issuer and the Guarantor, jointly and severally, agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

Sections 6.02, 6.03, 6.04, 6.06, 6.09 and 7.03 shall be applicable to any Authenticating Agent.

Article 7
Concerning the Securityholders

Section 7.01 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in number of Warrants of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections  6.01 and 6.02) conclusive in favor of the Trustee, the Issuer and the Guarantor, if made in the manner provided in this Article.

Section 7.02 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.01 and 6.02, the fact and date of the execution of any instrument by a Securityholder or his agent or proxy and the amount and numbers of Securities of any series held by the person so executing any instrument by a Securityholder or his agent or proxy and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

Section 7.03 Holders to Be Treated as Owners. The Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee shall deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of such Security and for all other purposes; and none of the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Holder of any Unregistered Security as the absolute owner of such Unregistered Security (whether or not such Unregistered Security shall be overdue), for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Guarantor the Trustee, nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Unregistered Security.

Section 7.04 Securities Owned by Issuer or Guarantor Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate number of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Issuer or the Guarantor with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or the Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer or the Guarantor shall furnish to the Trustee promptly an Officer’s

Certificate listing and identifying all Securities, if any, known by the Issuer or the Guarantor to be owned or held by or for the account of any of the above described Persons; and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate number of the Outstanding Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration or transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate number of Warrants of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantor, the Trustee and the Holders of all the Securities affected by such action.

Article 8
Supplemental Indentures

Section 8.01 Supplemental Indentures Without Consent of Securityholders. The Issuer and the Guarantor, when authorized by resolutions of their respective Boards (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order or an Officer’s Certificate of the Guarantor, as applicable), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a)  to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Securities of one or more series or the Guarantee with respect to the Securities of one or more series;

(b)  to evidence the succession of a Successor Person to the Issuer or the Guarantor, as applicable, or successive successions, and the assumption by the Successor Person of the covenants, agreements and obligations of the Issuer or the Guarantor, as applicable, pursuant to Article 9;

(c)  to add to the covenants of the Issuer or the Guarantor such further covenants, restrictions, conditions or provisions as the Issuer, the Guarantor and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate number of Warrants of such series to waive such an Event of Default;

(d)  to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make any change to this Indenture or the Securities or under any supplemental indenture as the Issuer and the Guarantor may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Securities;

(e)  to add to, change or eliminate any of the provisions of this Indenture in respect of all or any Securities of any series (and if such addition, change or elimination is to apply with respect to less than all Securities of any series, stating that it is expressly being made to apply solely with respect to such Securities within such series), provided that any such addition, change or elimination (a) shall neither (i) apply to any Security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of any Holder of such Security with respect to such provision or (b) shall become effective only when there is no such Security Outstanding;

(f)  to conform the text of this Indenture or the Securities of any series to any provision of the section entitled “Description of Warrants” or any similarly captioned section in the prospectus, as supplemented by any applicable prospectus supplement, relating to the offering of such series of Securities;

(g)  to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03; and

(h)  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

The Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02 Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate number of Warrants at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer and the Guarantor, when authorized by resolutions of their respective Boards (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order or an Officer’s Certificate of the Guarantor, as applicable), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided that no such supplemental indenture shall (a) extend the final expiration date of any Security, (b) change the exercise price of such Security or reduce or extend the time of payment of any money due thereunder, (c) change the method in which amounts of payments are determined, (d) reduce any amount payable on exercise or redemption thereof, (e) make the money due thereunder payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, (f) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms thereof, (g) alter the provisions of Section 11.11, impair or affect the right of any Securityholder to institute suit for the payment thereof, impair or affect the right of any Securityholder to exercise such Security on the terms provided therein or, if the Securities provide therefor, impair or affect any right of repurchase at the option of the Securityholder, (h)

make any change in the Guarantee that would adversely affect the Holders of the Securities of such series or release the Guarantor from the Guarantee other than pursuant to the terms of this Indenture or (i) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, in each case without the consent of the Holder of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of any other series.

Upon the request of the Issuer and the Guarantor, accompanied by a copy of the resolutions of their respective Boards (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order or an Officer’s Certificate of the Guarantor, as applicable) certified by the secretary or an assistant secretary or any Attorney-in-Fact of the Issuer or the Guarantor, as applicable, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in

Luxembourg), (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice thereof by first class mail to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.

Section 8.05 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Board of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 8.06 Notification of Holders of Any Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, the Issuer shall provide notice to the Holders of Securities of each series affected thereby of such supplemental indenture within 60 business days, provided that if such supplemental indenture has been filed with the Commission, notice shall be deemed to have been given.

Article 9
Consolidation, Merger, Sale, Conveyance or Transfer

Section 9.01 Issuer May Consolidate, Etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person, unless (i) either the Issuer shall be the continuing company in the case of a merger or consolidation, or the successor Person in the case of a merger or consolidation (if other than the Issuer) (including an affiliate of the Guarantor) or the Person to whom such assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer (including an affiliate of the Guarantor) shall be a corporation or limited liability company organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the amounts due under all the Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person, and (ii) no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, immediately after such merger or consolidation, or such sale, conveyance or transfer.

Section 9.02 Guarantor May Consolidate, Etc., on Certain Terms. The Guarantor covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person (other than the Issuer), unless (i) either the Guarantor shall be the continuing corporation in the case of a merger or consolidation, or the successor corporation in the case of a merger or consolidation (if other than the Guarantor) or the Person to whom such assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer shall be a corporation organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the full and unconditional guarantee of the full and punctual payment of the amounts due under all the Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, immediately after such merger or consolidation, or such sale, conveyance or transfer. For purposes of this paragraph, any transfer of material assets of the Guarantor to any other Person that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law shall be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

Section 9.03 Successor Person to Be Substituted. In case of any such consolidation, merger, sale, conveyance or transfer, and upon any such assumption by the successor Person or the Person to whom such sale, conveyance or transfer is made (each such successor Person or such Person to whom such, sale, conveyance or transfer is made referred to herein as a “Successor Person”), such Successor Person shall succeed to and be substituted for the Issuer or the Guarantor, as applicable, with the same effect as if it had been named herein as the Issuer or the Guarantor, as applicable.

Such Successor Person of the Issuer may cause to be signed, and may issue either in its own name or in the name of JPMorgan Chase Financial Company LLC any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Person of the Issuer instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such Successor Person of the Issuer thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale, conveyance or transfer, the Issuer, the Guarantor or any Successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 9.04 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or transfer, and any such assumption, and any such liquidation or dissolution complies with the applicable provisions of Article 9.

Article 10
Satisfaction and Discharge of Indenture; Unclaimed Monies

Section 10.01 Satisfaction and Discharge of Indenture. If at any time (a) the Issuer or the Guarantor shall have paid or caused to be paid the amounts due under all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and other than Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by any paying agent and thereafter repaid to the Issuer or the Guarantor or discharged from such trust, as provided in Section 10.04), as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (c) in the case of any series of Securities where the exact amount (including the currency of payment) due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have been exercised, or are by their terms to be automatically exercised within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than monies repaid by the Trustee or any paying agent to the Issuer or the Guarantor in accordance with Section 10.04) or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the amounts on all Securities of such series on each date that such Security is exercised or redeemed; and if, in any such case, the Issuer or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Issuer or the Guarantor, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payments of all amounts of money due, upon exercise thereof, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.02) and the Trustee, on demand of the Issuer or the Guarantor, as the case may be, accompanied by an Officer’s Certificate of the Issuer or the Guarantor, as the

case may be, and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Indenture contemplated by this provision have been complied with, and at the cost and expense of the Issuer or the Guarantor, as the case may be, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Securities to receive amounts of money due on the Securities held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. Each of the Issuer and the Guarantor, jointly and severally, agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

Section 10.02 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.04, all monies deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer or the Guarantor acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon with respect to such Securities; but such money need not be segregated from other funds except to the extent required by law.

Section 10.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all monies then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer or the Guarantor, as the case may be, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 10.04 Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any paying agent for the payment of the amounts due on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such amount shall have become due and payable, shall, upon the written request of the Issuer or the Guarantor, as the case may be, and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer or the Guarantor, as the case may be, by the Trustee for such series or such paying agent, and the Holder of the Securities of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer (except with respect to the Guarantee) or the Guarantor, as the case may be, for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such monies shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, with respect to monies deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer or the Guarantor, as the case may be, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Unregistered Securities of any series, shall at the expense of the Issuer or the Guarantor, as the case may be, either give (A) by mail to Holders of such Securities who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York and once in an Authorized Newspaper in London (and if required by Section 3.06, once in an Authorized Newspaper in Luxembourg), notice, that such monies remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer or the Guarantor, as the case may be.

Section 10.05 Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify, and if the Issuer has not paid and indemnified, the Guarantor shall pay and indemnify, the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.01 or the principal or interest received in respect of such obligations. The Issuer’s and Guarantor’s obligations pursuant to this Section 10.05 shall survive the earlier termination of this Indenture or resignation or removal of the Trustee.

Article 11
Miscellaneous Provisions

Section 11.01 Incorporators, Stockholders, Officers and Directors of Issuer and Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, including the Guarantee, or in any Security, or because of any contractual obligation evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer, of the Guarantor or of any successor, either directly or through the Issuer, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 11.02 Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

Section 11.03 Successors and Assigns of Issuer and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Issuer or the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 11.04 Notices and Demands on Issuer, Guarantor, Trustee and Holders of Securities. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer or the Guarantor must be in writing and may be given or served by fax, by email in a PDF format or by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to (a) in the case of the Issuer, JPMorgan Chase Financial Company LLC, 383 Madison Avenue, Floor 21, New York, New York 10179, Attention: Secretary and (ii) in the case of the Guarantor, JPMorgan Chase & Co., 270 Park Avenue, 40th Floor, New York, New York 10017-2070, Attention: Finance Controllers — Interentity Analysis Group. Any notice, direction, request or demand by the Issuer, the Guarantor or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office marked to the attention of the Corporate Trust Department.

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and faxed, emailed or mailed, first class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Where this Indenture provides for notice to Holders of Unregistered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given by the following methods: (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06, at least once in an Authorized Newspaper in Luxembourg).

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor and holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 11.05 Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer, the Guarantor, or both, as the case may be, shall furnish to the Trustee such Officer’s Certificate of the Issuer, the Guarantor, or both, as the case may be, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and such Opinion of Counsel of the Issuer, the Guarantor, or both, as the case may be, stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer or Guarantor, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Any certificate, statement or opinion of an officer of the Issuer, an officer of the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Guarantor, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 11.06 Payments Due on Saturdays, Sundays and Holidays. If the date of payment of the Securities of any series shall not be a Business Day, then payment of money due need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of payment (unless otherwise specified).

Section 11.07 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

Section 11.08 New York Law to Govern. This Indenture and each Security and the Guarantee shall be deemed to be a contract under the laws of the

State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 11.09 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.11 Judgment Currency. Each of the Issuer and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Article 12
Redemption of Securities

Section 12.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their expiration or earlier exercise, if any, except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 12.02 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid or otherwise delivered, to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books at least 30 days and not more than 60 days prior to the date fixed for redemption, or within such other redemption notice period as has been designated for any Securities of such series pursuant to Section 2.03 or 2.04 (the “Redemption Notice Period”). Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee or the Registrar, as applicable, within two years preceding such notice of redemption, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period to such Holders at such addresses as were so furnished to the Trustee or the Registrar, as the case may be, (and, in the case of any such notice given by the Issuer, the Trustee or the Registrar, as the case may be, shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.06, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period; provided that notice to Holders of Unregistered Securities held only in global form may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the number of Warrants of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment and that payment will be made upon presentation and surrender of such Securities. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the number of Warrants thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security after the date fixed for redemption, in the case of definitive Securities, a new Security or Securities, as the case may be, of such series in number of Warrants equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer, or at the Issuer’s request and with at least 15 days’ notice to the Registrar, by the Registrar in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price. If less than all the Outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee and the Registrar at least 60 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate number of Warrants to be redeemed.

If fewer than all the Securities of a series are to be redeemed, the Registrar shall select, in such manner as it shall deem appropriate and fair, and in accordance with the procedures of the Depositary, if any, Securities of such series to be redeemed in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Registrar shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the number of Warrants thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the number of Warrants which has been or is to be redeemed.

Section 12.03 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this

Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price.

In the case of definitive Securities, upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series of authorized denominations, evidencing a number of Warrants equal to the unredeemed portion of the Security so presented.

Section 12.04 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate of the Issuer delivered to the Trustee at least 30 days prior to the last date on which notice of redemption may be given as being owned of record and/or beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Article 13
Repurchase of Securities at the Option of the Holder

Section 13.01 Applicability of Article. The provisions of this Article shall be applicable to Securities of any series that are subject to repurchase at the option of the Holders thereof before their expiration or earlier exercise, if any, except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 13.02 Minimum Repurchase Amount. The terms of the Securities may require a Holder to request a minimum number of Securities to be repurchased on any date fixed for repurchase.

Section 13.03 Notice of Repurchase; Partial Repurchase. Notice and confirmation of a required repurchase by the Issuer of Securities of any series to be repurchased as a whole or in part at the option of the Holders shall be given by each Holder in the manner and at the time specified in the terms of such Securities.

The notice of repurchase from each such Holder shall specify the number of Warrants of such series held by such Holder to be repurchased and that arrangements will be made for the presentation and surrender of such Securities.

On or before the repurchase date specified in the terms of the Securities as provided for in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to repurchase on the repurchase date all the Securities of such series submitted for repurchase at the appropriate repurchase price.

Section 13.04 Payment of Securities Subject to Repurchase. If notice of repurchase has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place set forth in the terms of such Securities at the applicable repurchase price, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for repurchase to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the repurchase price thereof. On presentation and surrender of such Securities at a place of payment specified in the terms of such Securities, said Securities or the specified portions thereof shall be paid and repurchased by the Issuer at the applicable repurchase price.

Section 13.05 Repurchase by Remarketing Entities. The Issuer may elect, in a manner reasonably satisfactory to the Trustee, with respect to any Securities subject to repurchase at the option of the Holders thereof before their expiration to designate one or more remarketing entities to purchase, at a price equal to the repurchase price, Securities of such series from the Holders thereof who give notice and surrender their Securities in accordance with this Article.

Article 14
Guarantee

Section 14.01 The Guarantee. The Guarantor hereby irrevocably, fully and unconditionally guarantees, on an unsecured basis, the full and punctual payment (whether upon exercise, redemption or repurchase at the option of the Holders) of the amounts payable under the Indenture and each Security. Upon failure by the Issuer to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the same place and in the same manner that applies to payments made by the Issuer under this Indenture. This Guarantee is a guarantee of payment and not of collection.

Section 14.02 Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Security, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Security;

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Security;

(d) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of any amounts due on any Security; or

(f) subject to clause (b) of the proviso below, any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder;

provided, however, that:

(a) under no circumstances will the Guarantor be liable at any time or place to any Holder under this Article,

(i) for any amount of any payment that the Issuer is excused from making under the terms of any Security or this Indenture, for so long as the Issuer shall be excused under such terms; or

(ii) for any amount in excess of the amount actually due and owing by the Issuer to such Holder at such time and place, including but not limited to any set-off to which the Issuer would be entitled; and

(b) in addition but not in limitation of (a) above, any defense or counterclaim of the Issuer (other than any resulting solely from, or available to the Guarantor solely on account of, the insolvency of the Issuer or the status of the Issuer as the debtor or subject of a bankruptcy or insolvency proceeding) shall also be available to the Guarantor to the same extent that such defense or counterclaim is available to the Issuer and may be asserted as a defense or counterclaim by the Guarantor, in each case whether or not asserted by the Issuer.

Section 14.03 Discharge; Reinstatement. The Guarantor’s obligations under this Article 14 will remain in full force and effect until the amounts due on the Securities have been paid in full. If at any time any payment of the amounts due on any Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 14.04 Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The Guarantor hereby agrees that, in the event of a default in payment of the amounts payable under any Security, whether upon exercise, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

Section 14.05 Subrogation. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor shall be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Issuer hereunder or under the Securities remains unpaid.

Section 14.06 Savings Clause. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 14.07 Execution and Delivery of Guarantee. The execution by the Guarantor of this Indenture evidences the Guarantee, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 14.08 Not Insured. This Guarantee is not insured by the Federal Deposit Insurance Corporation of the United States of America.

IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed and attested, all dated as of [ ].

JPMORGAN CHASE FINANCIAL COMPANY LLC, as Issuer

By:
Name:
Title:

Attest:

By:
Name:
Title:

JPMORGAN CHASE & CO., as Guarantor

By:
Name:
Title:

Attest:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title: